Exhibit (c)(2)

Project Motion Fairness Opinion Presentation to the Special Committee Strictly Private and Confidential April 22, 2013

Preface The following materials contain information provided to the Special Committee of the Board of Directors (the “Committee”) of Motion (the “Company”) by RBC Capital Markets, LLC (“RBC”). These materials were compiled or prepared on a confidential basis solely for the use of the Committee and not with a view towards public disclosure (whether under any securities law or otherwise). The information contained in these materials was obtained from information provided to RBC (i) by the management of the Company, and (ii) from publicly available, third-party sources, in each case, without independent verification by RBC. Any estimates and projections contained herein have been based upon the estimates and projections contained in such documents and third-party sources and reflect current views and there is no assurance that such estimates and projections will be realized. Neither RBC nor any of its employees, affiliates, advisors or representatives make any representations (express or implied) as to the accuracy or completeness of the information contained herein and nothing contained herein is, or shall be construed or relied upon as, a representation, whether as to the past, present or future. These materials were prepared by RBC solely for use by the Committee and were not prepared for use by any other person or entity and accordingly, neither RBC nor the Committee nor their respective advisors or agents take any responsibility for the materials contained herein to the extent used by any such person or entity. RBC does not have any obligation to update or otherwise revise the materials contained herein. These materials are based in part on the draft Agreement and Plan of Merger dated April 22, 2013 (the “Agreement”), by and among Iron-M Investment Holdings Limited, a Cayman Islands limited liability corporation (“Parent”), Iron-M Investment Holdings Merger Sub Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. Any revisions to the Agreement could impact RBC’s analyses contained herein. Accordingly, the materials contained herein are subject to any revisions to the Agreement. These materials must not be disclosed, copied, reproduced, distributed, or passed to others at any time without the prior written consent of RBC.

Table of Contents Process Overview Transaction Overview Opinion Analyses Appendix Additional Materials

Process Overview SECTION I

Motion Process Overview RBC was originally engaged by Motion’s Board of Directors (the “Board”) on February 29th, 2012 to explore a potential transaction At the direction of the Board and commencing on April 10th, 2012, RBC contacted 21 parties 17 parties showed potential interest, 10 parties executed an NDA and 9 parties held management meetings and follow-ups In May / June, 2012, RBC sent bid instruction letters to 4 parties (Party A, Party B, Party C, Party D); however, no parties bid at that time RBC remained in dialogue with 3 additional parties: Party E, Party F, and Party G who were subsequently instructed that the Board had determined that the process was to be put on-hold Initial RBC engagement was terminated on August 9th, 2012 On November 10th, 2012, the company received an unsolicited indication of interest from Iron of $4.00 / share On November 20th, 2012, the unsolicited indication of interest from Iron was publicly disclosed On November 21st, 2012, RBC was engaged by the Special Committee to the Board of Directors to explore a potential transaction At the direction of the Special Committee and commencing on November 21st, 2012, RBC contacted 14 parties including 10 parties contacted as part of the initial process, in addition to Iron 10 of these 14 additional parties showed potential interest 6 additional parties executed an NDA (Iron, Party H, Party I, Party G, Party J, and Party K; Party L had previously executed an NDA) 7 parties held management meetings, including Iron In December, RBC notified Iron that Special Committee determined its bid was not pre-emptive enough to terminate the process and enter into exclusivity, shared with Iron its views on valuation and asked Iron to further evaluate in order to improve its bid On January 2nd, 2013, Motion management provided revised estimates for FY2013 to RBC Through January 25th, 2013 and after initial meetings, 3 parties continued to evaluate further and were invited to hold additional meetings at Motion’s offices in China (Iron, Party I and Party K) 2 of these 3 parties held meetings in China (Iron and Party K) Party I decided not to make the trip and ceased its participation in the process, citing they would not be able to exceed the existing $4.00 / share proposal from Iron After additional meetings with Motion Management and discussions with RBC, Iron submitted a proposal of $4.15 / share and a draft of the Merger Agreement on February 12th, 2013 On February 13th, 2013, RBC contacted Party K to inquire as to its level of interest in continuing to pursue a transaction and provide guidance on timing

Motion Process Overview (cont’d) On February 16th, 2013, Party K decided to withdraw from the process On February 21st, 2013, RBC engaged Iron to discuss and negotiate its offer of $4.15 / share On February 23rd, 2013, Iron submitted a revised proposal of $4.35 / share and requested permission to engage Management On February 26th, 2013, at the direction of the Special Committee to the Board of Directors, RBC contacted Iron to negotiate key terms upon which, if accepted, it would provide permission to engage Management On March 8th, 2013, Motion announced earnings for Q4 FY2012 and fiscal year-end 2012 as well as revised revenue guidance for Q1 FY2013 downward from $14mm - $16mm to $11mm - $12mm After coming to an agreement in principle on key terms, on March 11th, 2013, the Special Committee to the Board of Directors resolved to provide Iron access to Management and was authorized to access the Company’s virtual data room On March 21st, 2013, Iron contacted RBC to discuss the possibility of revisiting valuation On March 26th, 2013, at the direction of the Special Committee of the Board of Directors, RBC notified Iron that the Special Committee was not inclined to engage in further discussions regarding the valuation of $4.35 / share at that time On April 1st, 2013, Iron submitted a revised bid of $4.10, citing a variety of factors to justify a reduction in its bid price On April 3rd, 2013, at the direction of the Special Committee to the Board of Directors, RBC informed Iron that $4.10 was not acceptable, and there would not be a discussion on price until all other DD and DA were completed and all open issues resolved From April 5th to April 15th, 2013, Motion counsel and Iron counsel continued to exchange markups of the agreements On April 16th, 2013, Special Committee met with various members of RBC and Motion / Special Committee counsel to discuss open issues and response to Iron; later that day the Special Committee provided Iron with a counter-proposal of $4.30 / share together with a response on certain Agreement terms On April 17th, 2013, after extensive negotiations, Iron and Special Committee agreed on a consideration of $4.225 / share in addition to Iron’s acceptance of certain Agreement terms

Transaction Overview SECTION II

Financial Metrics of Proposed Offer Terms

($ in millions, except per share data)

	Proposed Offer Metrics	Current Company Trading Metrics	Unaffected Company Trading Metrics
Offer Price per Share	**$4.225**	**$2.74**	**$1.74**
TSM Shares Outstanding [1]	25.675	25.273	25.063
Equity Value	**$108.5**	**$69.2**	**$43.6**
Less: Cash [2]	(64.8)	(64.8)	(64.8)
Plus: Debt [3]	18.1	18.1	18.1
Enterprise Value [4]	**$61.8**	**$22.6**	**($3.1)**

	Proposed Offer: Actual	Proposed Offer: Mgmt Estimates [6]		Current Company Trading: Actual	Current Company Trading: Mgmt Estimates [6]		Unaffected Company Trading: Actual	Unaffected Company Trading: Mgmt Estimates [6]	
	LTM	2013E	2014E	LTM	2013E	2014E	LTM	2013E	2014E
Revenue									
Mgmt Estimates (1/2/2013)	$65.0	$72.1	$89.4	$65.0	$72.1	$89.4	$65.0	$72.1	$89.4
Impact of Earnings Release/Q1 Guidance (3/8/2013)	(1.2)	(3.4)	0.0	(1.2)	(3.4)	0.0	(1.2)	(3.4)	0.0
Revised Revenue	$63.8	$68.6	$89.4	$63.8	$68.6	$89.4	$63.8	$68.6	$89.4
EBITDA [5]									
Mgmt Estimates (1/2/2013)	$6.0	$6.2	$10.1	$6.0	$6.2	$10.1	$6.0	$6.2	$10.1
Impact of Earnings Release/Q1 Guidance (3/8/2013)	(0.3)	(1.2)	0.0	(0.3)	(1.2)	0.0	(0.3)	(1.2)	0.0
Revised EBITDA	$5.7	$4.9	$10.1	$5.7	$4.9	$10.1	$5.7	$4.9	$10.1
EV / Revised Revenue	1.0x	0.9x	0.7x	0.4x	0.3x	0.3x	NM	NM	NM
EV / Revised EBITDA [5]	10.9x	12.5x	6.1x	4.0x	4.6x	2.2x	NM	NM	NM

	Implied Spot Premiums [7]			Implied Spot Premiums [8]		
	1-Day	1-Week	1-Month	1-Day	1-Week	1-Month
	54.2%	48.2%	61.3%	142.8%	144.2%	130.9%

Note: LTM is as of 12/31/2012 per company filings.
Not Meaningful (NM) when relevant multiples are less than zero.
(1) Based on the treasury stock method, accounting for basic shares outstanding, stock options and restricted stock units per Motion management, as of 4/22/2013.
(2) Cash as of 12/31/2012 per 10K for period ending 12/31/2012 filed on 3/22/2013 and includes cash & cash equivalents.
(3) Debt as of 12/31/2012 per 10K for period ending 12/31/2012 filed on 3/22/2013 and includes debt, minority interest and preferred stock.
(4) Enterprise Value (EV) = Equity Value + Total Debt + Preferred Stock + Minority Interest – Cash & Cash Equivalents.
(5) Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.
(6) Revenue & EBITDA projections based on management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013.
(7) Implied spot premium based on current share price as of 4/19/2013 of $2.74.
(8) Implied spot premiums based on unaffected share price as of 11/20/2012 of $1.74.

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RBC Capital Markets®

Opinion Analyses SECTION III

Summary of Opinion Analyses

($ in millions, except per share data)

	Motion Metrics (1)	Enterprise Value ($USD) (2)		Multiples Range / Implied Share Price				Implied Transaction Metrics (3)
		Low	High	Low	Median	Mean	High	Implied Multiple
Comparable Companies Analysis (4)								
Comps - CY13E EV/Rev	$68.6	$28.4	$124.8	0.4x	0.7x	0.9x	1.8x	0.9x
Implied Share Price				*$2.96*	*$3.82*	*$4.17*	*$6.59*	
Comps - CY14E EV/Rev	$89.4	$37.5	$141.4	0.4x	0.6x	0.8x	1.6x	0.7x
Implied Share Price				*$3.31*	*$4.07*	*$4.53*	*$7.21*	
Comps - CY13E EV/EBITDA	$4.9	$17.6	$106.2	3.6x	8.0x	10.0x	21.5x	12.5x
Implied Share Price				*$2.55*	*$3.39*	*$3.76*	*$5.89*	
Comps - CY14E EV/EBITDA	$10.1	$30.7	$119.3	3.1x	4.7x	5.6x	11.8x	6.1x
Implied Share Price				*$3.05*	*$3.67*	*$4.03*	*$6.38*	
Precedent Transaction Analysis (5)								
Precedents - LTM EV/Rev	$63.8	$5.3	$109.3	0.1x	0.9x	1.0x	1.7x	1.0x
Implied Share Price				*$2.07*	*$4.11*	*$4.26*	*$6.00*	
Precedents - LTM EV/EBITDA	$5.7	$37.6	$82.8	6.6x	7.9x	9.7x	14.6x	10.9x
Implied Share Price				*$3.31*	*$3.58*	*$3.99*	*$5.01*	
				Share Price ($USD)				Implied Share Price
Discounted Cash Flow Analysis (6)								
Enterprise Value - EBITDA Multiple		$37.8	$60.0	$3.34			$4.22	$4.225
Enterprise Value - Revenue Multiple		$41.9	$55.2	$3.50			$4.03	$4.225

Source: SEC and other public filings, Bloomberg, Factset, and ThomsonOne Analytics.
Note: LTM is as of 12/31/2012. EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.
(1) Motion financial estimates provided by Motion management as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013.
(2) Enterprise Value (EV) = Equity Value + Total Debt + Preferred Stock + Minority Interest – Cash & Cash Equivalents. Cash and debt as of 12/31/2012 per 10K for period ending 12/31/2012 filed on 3/22/2013.
(3) Implied transaction metrics based upon transaction price per share of $4.225.
(4) Selected semiconductor companies deemed comparable to Motion. Companies do not include control premiums. See also pages 10 and 11 hereof for additional detail.
(5) Selected transactions in the semiconductor sector that have closed since 1/1/2009. See also page 12 hereof for additional detail.
(6) DCF analysis EV range assumes EBITDA exit multiple of 3.0 – 5.0x, a revenue exit multiple of 0.6x – 0.8x, and a WACC range of 20.4 – 22.4%. See also page 13 hereof for additional detail.

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Comparable Companies Analysis – Trading Metrics

($ in millions, except per share data)

Company	Price 04/19/13	% of 52-Wk High	Market Cap [1]	Debt	Cash	Enterprise Value [2]	EV / Revenue LTM	EV / Revenue CY13E	EV / Revenue CY14E	EV / EBITDA[3] LTM	EV / EBITDA[3] CY13E	EV / EBITDA[3] CY14E
Comparable Companies [4]												
STMicroelectronics NV [STM] [5]	$7.25	83%	$6,493	$1,301	$2,493	$5,440	0.6x	0.6x	0.6x	13.2x	7.2x	4.0x
RF Micro Devices Inc. [RFMD] [6]	$5.06	92%	$1,415	$81	$190	$1,306	1.5x	1.2x	1.0x	14.7x	8.6x	6.1x
International Rectifier Corporation [IRF] [7]	$18.10	80%	$1,252	$0	$377	$875	0.9x	0.9x	0.8x	19.2x	21.5x	4.7x
Himax Technologies, Inc. [HIMX] [13]	$5.50	83%	$939	$73	$212	$801	1.1x	0.9x	0.8x	9.0x	8.0x	6.2x
TriQuint Semiconductor, Inc. [TQNT] [8]	$4.82	79%	$775	$0	$139	$636	0.8x	0.7x	0.6x	6.6x	7.8x	4.6x
MagnaChip Semiconductor Corporation [MX] [9]	$14.75	81%	$550	$202	$182	$569	0.7x	0.6x	0.6x	4.0x	3.6x	3.1x
IXYS Corp. [IXYS] [10]	$9.03	70%	$278	$28	$107	$200	0.7x	0.7x	0.6x	4.8x	4.2x	3.1x
Supertex Inc. [SUPX] [11]	$21.58	92%	$249	$0	$137	$113	1.8x	1.8x	1.6x	17.7x	20.9x	11.8x
Pericom Semiconductor Corp. [PSEM] [12]	$6.46	70%	$152	$1	$99	$54	0.4x	0.4x	0.4x	3.8x	8.2x	7.1x
Low		70%					0.4x	0.4x	0.4x	3.8x	3.6x	3.1x
Mean		81%					0.9x	0.9x	0.8x	10.3x	10.0x	5.6x
Median		81%					0.8x	0.7x	0.6x	9.0x	8.0x	4.7x
High		92%					1.8x	1.8x	1.6x	19.2x	21.5x	11.8x
Motion [14] - 11/20/2012 (Unaffected)	$1.74	38%	$44	$18	$65	($3)	NM	NM	NM	NM	NM	NM
Motion [14] - 4/19/2013 (Current)	$2.74	59%	$69	$18	$65	$23	0.4x	0.3x	0.3x	4.0x	4.6x	2.2x
Motion [14] - at $4.225 / share (Mgmt Estimates)	$4.23	91%	$108	$18	$65	$62	1.0x	0.9x	0.7x	10.9x	12.5x	6.1x
Motion [15] - at $4.225 / share (Consensus Estimates)	$4.23	91%	$108	$18	$65	$62	1.0x	1.2x	1.0x	10.9x	NA	NA

Source: SEC and other public filings, and Capital IQ consensus.
Notes: Comparable company projections per Capital IQ consensus. Fiscal years have been adjusted to calendar years based on summation of quarterly CY estimates or fractional pro-ration.
LTM Statistics as of 12/31/2012. Not Meaningful (NM) when relevant multiples are less than zero or greater than 30.0x for EV / EBITDA. Not Available (NA) when figures are not publicly available.
(1) Includes the impact of options and warrants using the treasury stock method, and impact of restricted stock units.
(2) Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents.
(3) EBITDA is operating income adjusted for depreciation, amortization, restructurings, stock-based compensation and other one-time costs.
(4) Selected semiconductor companies deemed comparable to Motion. Companies do not include control premiums.
(5) STMicroelectronics Enterprise Value includes non-controlling interest of $139.0mm. EBITDA adjusted for stock-based compensation, restructuring charges and other related closure costs. LTM as of 12/31/2012.
(6) RF Micro Devices EBITDA adjusted for stock-based compensation, acquired inventory step-up and revaluation, acquisition-related costs and restructuring expenses, IPR litigation costs, inventory revaluation resulting from transfer of MBE operations, other expenses/income from restructuring, gain/loss on PP&E, and start-up costs and other expenses. LTM as of 12/31/2012.
(7) International Rectifier EBITDA adjusted for stock-based compensation, impairment of goodwill, and gain on disposition of property. LTM as of 12/31/2012.
(8) TriQuint Semiconductor EBITDA adjusted for stock-based compensation, restructuring charges and charges associated with acquisitions. LTM as of 12/31/2012.
(9) MagnaChip Semiconductor EBITDA adjusted for stock-based compensation, restructuring and impairment charges and secondary offering expenses. LTM as of 12/31/2012.
(10) IXYS EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012.
(11) Supertex EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012.
(12) Pericom Semiconductor EBITDA adjusted for stock-based compensation and write-off of notes receivable. LTM as of 12/31/2012.
(13) Himax Enterprise Value includes non-controlling interest of $0.9mm. EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012.
(14) Projections based on management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/6/2013. Motion debt includes non-controlling interest of $0.7mm. Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.
(15) Projections based on Craig Hallum and Needham research estimates as of 3/6/2013.

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RBC Capital Markets®

Comparable Companies Analysis – Operating Metrics

($ in millions, except per share data)

Company	Revenue			Revenue Growth		EBITDA[1]			Gross Margin[2]	EBITDA[1] Margin
	LTM	CY13E	CY14E	CY12-13	CY13-14	LTM	CY13E	CY14E	LTM	LTM
Comparable Companies [3]										
STMicroelectronics NV [STM] [4]	**$8,493**	**$8,560**	**$9,064**	**(2%)**	**6%**	**$413**	**$759**	**$1,352**	**33%**	**5%**
RF Micro Devices Inc. [RFMD] [5]	$871	$1,109	$1,249	31%	13%	$89	$153	$214	34%	10%
International Rectifier Corporation [IRF] [6]	**$994**	**$998**	**$1,079**	**0%**	**8%**	**$46**	**$41**	**$188**	**28%**	**5%**
Himax Technologies, Inc. [HIMX] [12]	$737	$851	$1,060	34%	25%	$89	$100	$129	23%	12%
TriQuint Semiconductor, Inc. [TQNT] [7]	**$829**	**$854**	**$988**	**4%**	**16%**	**$97**	**$82**	**$140**	**31%**	**12%**
MagnaChip Semiconductor Corporation [MX] [8]	$820	$890	$962	8%	8%	$144	$159	$186	32%	18%
IXYS Corp. [IXYS] [9]	**$300**	**$294**	**$335**	**(3%)**	**14%**	**$41**	**$48**	**$64**	**32%**	**14%**
Supertex Inc. [SUPX] [10]	$63	$62	$71	(1%)	15%	$6	$5	$10	48%	10%
Pericom Semiconductor Corp. [PSEM] [11]	**$139**	**$131**	**$129**	**(5%)**	**(1%)**	**$14**	**$7**	**$8**	**38%**	**10%**
Low				**(5%)**	**(1%)**				**23%**	**5%**
Mean				**8%**	**11%**				**33%**	**11%**
Median				**0%**	**13%**				**32%**	**10%**
High				**34%**	**25%**				**48%**	**18%**
Motion [13] (Management Estimates)	$64	$69	$89	8%	30%	$6	$5	$10	37%	9%
Motion [14] (Consensus Estimates)	$64	$52	$59	(18%)	14%	$6	NA	NA	37%	9%

Source: SEC and other public filings, and Capital IQ consensus.
Notes: Comparable company projections per Capital IQ consensus. Fiscal years have been adjusted to calendar years based on summation of quarterly CY estimates or fractional pro-ration.
LTM Statistics as of 12/31/2012.
(1) EBITDA is operating income adjusted for depreciation, amortization, restructurings, stock-based compensation and other one-time costs.
(2) Gross margin excludes impact of amortization of intangibles, stock-based compensations and other items.
(3) Selected semiconductor companies deemed comparable to Motion. Companies do not include control premiums.
(4) STMicroelectronics EBITDA adjusted for stock-based compensation, restructuring charges and other related closure costs. LTM as of 12/31/2012.
(5) RF Micro Devices EBITDA adjusted for stock-based compensation, acquired inventory step-up and revaluation, acquisition-related costs and restructuring expenses, IPR litigation costs, inventory revaluation resulting from transfer of MBE operations, other expenses/income from restructuring, gain/loss on PP&E, and start-up costs and other expenses. LTM as of 12/31/2012.
(6) International Rectifier EBITDA adjusted for stock-based compensation, impairment of goodwill, and gain on disposition of property. LTM as of 12/31/2012.
(7) TriQuint Semiconductor EBITDA adjusted for stock-based compensation, restructuring charges and charges associated with acquisitions. LTM as of 12/31/2012.
(8) MagnaChip Semiconductor EBITDA adjusted for stock-based compensation, restructuring and impairment charges and secondary offering expenses. LTM as of 12/31/2012.
(9) IXYS EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012.
(10) Supertex EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012.
(11) Pericom Semiconductor EBITDA adjusted for stock-based compensation and write-off of notes receivable. LTM as of 12/31/2012.
(12) Himax EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012.
(13) Projections based on management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/6/2013. Motion debt includes non-controlling interest of $0.7mm.
(14) Projections based on Craig Hallum and Needham research estimates as of 3/8/2013.

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RBC Capital Markets®

Precedent Transaction Analysis (1)

($ in millions, except per share data)

Announce Date	Target	Acquiror	Equity Value	Enterprise Value (2)	EV/ LTM Rev	EV/ LTM EBITDA	Premium 1 Day (%) (3)	Target LTM GM%
12/26/2012	BCD Semiconductor	Diodes	$154.7	$131.3	1.0x	7.9x	101.0%	27.7%
06/12/2012	Ramtron International	Cypress Semiconductor	$91.7	$100.3	1.4x	12.9x	37.0%	51.4%
02/07/2011	Conexant Systems	Golden Gate Capital	$206.2	$291.3	1.3x	6.7x	27.0%	60.8%
09/07/2010	Microtune	Zoran	$168.8	$86.4	1.0x	NM	18.2%	53.7%
03/30/2010	White Electronic Designs	Microsemi	$169.0	$103.7	1.6x	14.6x	28.2%	38.6%
02/03/2010	Silicon Storage Technology	Microchip	$274.4	$91.2	0.4x	NM	53.2%	29.8%
12/14/2009	California Micro Devices	ON Semiconductor	$111.5	$67.3	1.7x	NM	54.1%	26.8%
12/07/2009	Zilog	IXYS	$62.4	$24.4	0.8x	NM	21.1%	38.6%
08/18/2009	ARC International	Virage Logic	$41.6	$21.1	0.9x	NM	38.3%	92.0%
04/27/2009	Tundra Semiconductor	Integrated Device Technology	$99.8	$48.6	0.9x	6.6x	103.6%	61.9%
02/23/2009	Hifn	Exar	$65.5	$30.7	0.8x	NM	67.4%	65.0%
02/09/2009	SiRF Technology	CSR	$135.1	$19.3	0.1x	NM	90.7%	47.5%
				Low:	0.1x	6.6x	18.2%	26.8%
				Median:	0.9x	7.9x	45.8%	49.4%
				Mean:	1.0x	9.7x	53.3%	49.5%
				High:	1.7x	14.6x	103.6%	92.0%
Motion (4) - at $4.225 / share					**1.0x**	**10.9x**	**142.8%**	**37.1%**

Source: SEC and other public filings.
Notes: Not Available (NA) when figures are not publicly available; Not Meaningful (NM) when relevant or projected figures are less than zero and EBITDA multiples are greater than 30.0x. LTM EBITDA adjusted for stock-based compensation, restructuring expenses, and other available non-recurring items.
(1) Represents selected public semiconductor device transactions since 1/1/2009 with equity values of $25mm to $275mm.
(2) Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents.
(3) Conexant / Golden Gate Capital transaction premium represents unaffected price prior to announced bid by Standard Microsystems on 1/6/2011.
(4) Projections based on management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/6/2013. Motion debt includes non-controlling interest of $0.7mm. Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs.

12
RBC Capital Markets®

Discounted Cash Flow Analysis ($ in millions, except per share data) Source: Motion forecasts CY2013-CY2016 per management estimates and CY2017 per RBC estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs. Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents. (1) Multiple method applied to calculate terminal value. Enterprise value is the present value of the sum of cash flows and terminal value. Equity value equals enterprise value plus cash and cash equivalents ($64.8M) less total debt ($17.4M) less minority interest ($0.7). Shares outstanding based on Treasury Stock Method as of 4/22/2013. (2) Motion’s Weighted Average Cost of Capital (WACC) assumed to be 21.4%. EBITDA Terminal Multiple Method Revenue Terminal Multiple Method

Additional Materials APPENDIX A

Motion Non-GAAP Income Statement (1) Source: Historical financials from company filings (10-Qs, 10-Ks, and accompanying 8-K press releases). Note: Presented on non-GAAP basis, adjusted for stock-based compensation, amortization of intangibles, and other one-time expenses. EBITDA is operating income adjusted for depreciation, amortization, restructurings, stock-based compensation and other one-time costs. (1) Projections per management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. ($ in millions, except per share data)

Motion Price Performance Source: FactSet, Capital IQ, Company press releases as of 4/19/2013. Volume-Weighted Historical Price Statistics Max / Min Summary Offer Price: $4.225 3/14/2012: Craig Hallum initiates coverage with a buy rating and $5 price target 5/8/2012: Motion announces first quarter results and loss of top customer, Samsung 8/23/2012: Motion share price hits 52-week low 3/8/2013: Motion announces fourth quarter results and updated guidance for Q1 2013 11/20/2012: Iron publicly announces unsolicited bid of $4.00 Volume-Weighted Historical Price Statistics Max / Min Summary Price Statistic (Date) Price Current Premium (Discount) Current (04/19/2013) $2.74 - High (03/16/2012) $5.20 (47.3%) Low (08/23/2012) $1.55 76.8% Period Volume (mm) Volume-Weighted Average Price Current Price Premium / (Discount) to Average Current (04/19/2013) $2.74 - 1-Month 0.7 $2.74 (0.1%) 3-Month 4.4 $3.16 (13.2%) 6-Month 14.8 $3.10 (11.6%) 1-Year 32.5 $2.58 6.2% 2-Year 45.1 $2.97 (7.8%)

Motion Shares Traded Analysis Source: FactSet as of 4/19/2013. Unaffected Price $1.74 Offer Price $4.225 Unaffected Price $1.74 Offer Price $4.225 Unaffected Price $1.74 Offer Price $4.225 Unaffected Price $1.74 Offer Price $4.225

Equity Research Summary on Motion Source: Bloomberg, FactSet, and Wall Street research. Financial metrics presented on non-GAAP basis. (1) Motion forecasts per management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. Presented on non-GAAP basis, adjusted for stock-based compensation, amortization of intangibles, and other one-time expenses. ($ in millions, except per share data)

Premiums Paid Analysis [1]

($ in millions, except per share data)

					Spot Price Premiums		
Announcement Date	Target	Acquiror	Enterprise Value [2]	Equity Value	1 Day	1 Week	1 Month
12-Mar-13	Camelot Information Systems Inc (84.3159%)	Existing Management (Simon Yiming Ma, Heidi Chou and Yuhui Wang)	$85.1	$85.1	21.7%	23.3%	27.6%
04-Mar-13	Outdoor Channel Holdings Inc (Bid No 2)	Kroenke Sports & Entertainment LLC	$175.6	$234.3	15.9%	13.9%	16.8%
26-Dec-12	BCD Semiconductor	Diodes	$131.3	$154.7	101.0%	113.3%	98.0%
21-Nov-12	Versant Corp	Actian Corp	$15.4	$36.3	10.2%	10.2%	13.3%
20-Nov-12	Memsic Inc (80.474%)	IDG-Accel China Growth Fund II LP	$55.2	$96.8	139.5%	131.2%	113.9%
16-Nov-12	Outdoor Channel Holdings Inc	InterMedia Outdoors Holding LLC	$155.7	$214.4	11.3%	9.7%	8.6%
15-Oct-12	New Frontier Media Inc	LFP Inc	$20.5	$32.7	55.4%	55.4%	46.4%
18-Sep-12	Ditech Networks Inc	Nuance Communications Inc	$19.6	$40.5	79.5%	90.8%	76.8%
12-Sep-12	Mediware Information Systems Inc	Thoma Bravo LLC	$155.0	$195.1	39.7%	49.2%	56.9%
13-Aug-12	Pervasive Software Inc	Actian Corp	$121.3	$164.0	37.4%	34.1%	20.8%
19-Jun-12	Network Equipment Technologies Inc	Sonus Networks Inc	$42.7	$41.6	14.4%	20.5%	32.4%
19-Jun-12	Network Engines Inc	Unicom Systems Inc	$54.2	$62.0	85.5%	83.5%	72.6%
12-Jun-12	Ramtron International	Cypress Semiconductor	$100.3	$91.7	37.0%	41.7%	13.8%
10-Jun-12	Micronetics Inc	Mercury Computer Systems Inc	$87.6	$83.9	97.6%	98.9%	86.6%
21-May-12	Yucheng Technologies Ltd (83.8827%)	New Sihitech Ltd (Mr Weidong Hong)	$74.6	$76.0	22.6%	22.6%	25.0%
14-May-12	TII Network Technologies Inc	Kelta Inc	$29.4	$33.1	48.3%	55.8%	55.8%
07-May-12	GTSI Corp	Unicom Systems Inc	$34.4	$75.2	46.5%	46.5%	53.8%
17-Apr-12	SRS Labs Inc	DTS Inc	$113.8	$148.7	38.5%	38.9%	36.1%
26-Mar-12	Opnext Inc (Bid No 1)	Oclaro Inc	$62.0	$100.7	74.6%	68.4%	69.9%
15-Mar-12	RADVision Ltd	Avaya Inc	$173.2	$228.4	5.8%	52.9%	63.9%
22-Feb-12	Onvia Inc	Symphony Technology Group LLC	$24.6	$36.1	42.1%	34.9%	49.7%
21-Feb-12	China TransInfo Technology Corp	TransCloud Co Ltd (Shudong Xia)	$129.2	$142.8	12.6%	19.1%	23.1%
15-Dec-11	CryptoLogic Ltd (92.9689%)	Amaya Gaming Group Inc	$19.8	$35.0	54.6%	51.8%	86.4%
01-Nov-11	INX Inc	Presidio Inc	$136.9	$85.0	15.9%	13.5%	26.1%
11-Oct-11	BigBand Networks Inc	Arris Group Inc	$41.1	$169.0	76.4%	80.7%	68.4%
08-Jun-11	Multiband Corp	UniTek Global Services Inc	$136.1	$97.2	40.2%	41.5%	14.5%
09-Feb-11	Xeta Technologies Inc	Paetec Holding Corp	$62.4	$60.9	47.1%	56.3%	78.0%
07-Feb-11	Conexant Systems	Golden Gate Capital	$291.3	$206.2	27.0%	47.2%	64.4%
03-Feb-11	Answers Corp (Bid No 1)	Summit Partners LP	$113.2	$138.0	18.0%	22.0%	34.1%
01-Feb-11	NaviSite Inc	Time Warner Cable Inc	$263.2	$208.7	37.5%	45.5%	49.1%
18-Jan-11	Technology Research Corp	Coleman Cable Inc	$42.5	$51.2	87.5%	88.5%	94.6%
18-Jan-11	RAE Systems Inc	Vector Capital	$121.9	$133.9	35.5%	37.2%	38.0%
20-Dec-10	Lasercard Corp	Assa Abloy AB	$41.1	$77.2	37.7%	40.8%	35.3%
16-Dec-10	InfoLogix Inc	Stanley Black & Decker Inc	$60.5	$36.1	11.0%	11.0%	11.0%
29-Nov-10	Voltaire Ltd	Mellanox Technologies Ltd	$184.3	$217.3	36.9%	34.6%	29.4%
02-Nov-10	TechTeam Global Inc	Stefanini IT Solutions	$93.7	$93.4	16.8%	18.1%	19.1%
11-Oct-10	ActivIdentity Corp	Assa Abloy AB	$76.3	$153.7	43.2%	47.7%	54.0%
16-Sep-10	Occam Networks Inc	Calix Inc	$182.5	$224.4	46.0%	74.4%	38.7%
07-Sep-10	Microtune	Zoran	$86.4	$168.8	18.2%	28.1%	14.5%
01-Sep-10	Salary.com Inc	Kenexa Corp	$83.7	$83.7	43.3%	40.8%	38.4%
30-Aug-10	ADAM Inc	Ebix Inc	$68.2	$67.2	93.0%	87.7%	89.4%
17-Aug-10	Phoenix Technologies Ltd (Bid No 1)	Marlin Equity Partners LLC	$133.4	$173.3	37.3%	34.6%	34.6%
09-Jun-10	TTI Team Telecom International Ltd	TEOCO Corp	$34.9	$58.0	24.0%	17.2%	58.7%
17-May-10	Double-Take Software Inc	Vision Solutions Inc	$144.5	$232.1	9.2%	12.6%	(3.4%)
17-May-10	EF Johnson Technologies Inc	Francisco Partners LP	$38.7	$42.0	2.9%	6.1%	(1.9%)
30-Mar-10	White Electronic Designs	Microsemi	$103.7	$169.0	28.2%	29.4%	33.8%
15-Mar-10	Chordiant Software Inc	Pegasystems Inc	$117.7	$173.2	31.2%	37.7%	44.5%
23-Dec-09	Merrimac Industries Inc	Crane Co	$40.1	$51.6	39.7%	78.6%	68.2%
14-Dec-09	California Micro Devices	ON Semiconductor	$67.3	$111.5	54.1%	52.6%	61.5%
14-Dec-09	STARLIMS Technologies Ltd	Abbott Laboratories	$97.0	$123.0	42.9%	44.6%	90.5%
08-Dec-09	QuadraMed Corp	Francisco Partners LP	$109.9	$125.5	32.6%	32.6%	27.3%

19

Source: Dealogic, Capital IQ and FactSet.

(1) Select U.S. technology M&A transactions with public targets listed on U.S. exchanges and Equity Values between $25 and $250 million that have been announced between 1/1/2008 and 4/19/2013.

(2) Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents.

RBC Capital Markets®

Premiums Paid Analysis (cont.) [1]

($ in millions, except per share data)

Announcement Date	Target	Acquiror	Enterprise Value [2]	Equity Value	Spot Price Premiums 1 Day	Spot Price Premiums 1 Week	Spot Price Premiums 1 Month
07-Dec-09	Zilog	IXYS	$24.4	$62.4	21.1%	18.7%	36.9%
06-Oct-09	Merix Corp	Viasystems Group Inc	$128.0	$128.0	58.1%	51.4%	127.9%
25-Sep-09	Pomeroy IT Solutions Inc (Bid No 2)	Platinum Equity Capital Partners II LP	$56.1	$77.5	10.2%	11.7%	9.4%
27-Aug-09	NYFIX Inc	NYSE Euronext	$105.1	$144.2	94.8%	76.3%	129.5%
05-Aug-09	On2 Technologies Inc	Google Inc	$129.0	$128.9	96.0%	97.4%	92.3%
12-Jun-09	SoftBrands Inc	Infor Global Solutions Inc; Golden Gate Capital Corp	$89.1	$79.6	95.7%	100.0%	217.2%
28-May-09	FiberNet Telecom Group Inc (Bid No 1)	Zayo Group	$94.5	$89.4	15.2%	10.3%	13.3%
11-May-09	D&E Communications Inc	WindStream Corp	$340.8	$169.9	61.2%	93.3%	97.9%
11-May-09	Catapult Communications Corp	Ixia	$68.9	$105.3	9.5%	23.8%	35.0%
06-May-09	Borland Software Corp	Micro Focus International plc	$101.1	$109.5	43.8%	53.3%	121.2%
29-Apr-09	I-many Inc	LLR Partners Inc	$46.5	$33.8	90.7%	165.2%	221.1%
13-Apr-09	InFocus Corp	Image Holdings Corp	$8.5	$41.9	37.7%	43.9%	108.8%
13-Apr-09	Entrust Inc	Thoma Bravo LLC	$98.6	$122.9	19.8%	25.8%	36.1%
03-Apr-09	SumTotal Systems Inc (88%) (Bid No 1)	Vista Equity Partners LLC	$120.6	$163.8	153.9%	167.6%	275.0%
23-Feb-09	Emageon Inc	AMICAS Inc	$19.7	$39.1	142.7%	75.0%	(7.1%)
23-Feb-09	Hifn	Exar	$30.7	$65.5	67.4%	38.9%	31.1%
09-Feb-09	SiRF Technology	CSR	$19.3	$135.1	90.7%	104.0%	28.0%
27-Jan-09	Avanex Corp	Bookham Inc	$1.3	$49.6	131.9%	143.0%	195.0%
23-Dec-08	Scopus Video Networks Ltd	Harmonic Inc	$76.5	$76.5	69.3%	65.3%	51.9%
02-Dec-08	Wavecom	Sierra Wireless	$116.8	$178.7	108.3%	107.3%	121.9%
20-Oct-08	Intraware Inc	Acresso Software	$16.7	$29.3	29.5%	15.3%	10.5%
25-Sep-08	Cherokee International LLC	Lineage Power Holdings Inc	$103.5	$62.3	33.3%	48.8%	12.7%
14-Sep-08	Napster Inc	Best Buy Co Inc	$59.3	$126.9	94.9%	102.3%	68.8%
04-Sep-08	Captaris Inc	Open Text Corp	$105.8	$127.4	28.3%	36.4%	42.4%
20-Aug-08	Aladdin Knowledge Systems Ltd	Vector Capital	$75.7	$159.6	1.2%	3.1%	29.2%
01-Aug-08	SIMTEK Corp	Cypress Semiconductor	$42.5	$45.6	47.7%	56.6%	44.4%
16-Jul-08	Catalyst Semiconductor	ON Semiconductor	$80.8	$110.5	53.7%	46.8%	38.7%
09-Jul-08	Centillium	Transwitch	$6.9	$43.7	72.9%	59.4%	34.2%
25-Jun-08	IONA Technologies plc	Progress Software Corp	$92.6	$149.1	12.5%	9.8%	9.8%
18-Jun-08	MEDecision Inc	Health Care Service Corp	$110.1	$114.4	324.2%	288.9%	329.5%
10-Jun-08	CAM Commerce Solutions Inc	Great Hill Partners LLC	$139.1	$167.5	7.3%	12.1%	14.8%
09-Jun-08	HireRight Inc	US Investigations Services Inc	$188.6	$226.4	88.6%	94.8%	110.3%
06-Jun-08	Tumbleweed Communications Corp	Sopra Group SA	$109.7	$138.2	52.5%	46.0%	100.0%
29-May-08	Kintera Inc	Blackbaud Inc	$43.2	$45.2	69.7%	57.8%	72.3%
16-May-08	Optium Corp	Finisar Corp	$179.1	$231.5	2.3%	2.4%	29.1%
01-May-08	NetManage Inc	Micro Focus International plc	$55.3	$80.6	73.5%	74.3%	71.4%
20-Mar-08	Synplicity Inc	Synopsys Inc	$166.4	$211.7	52.1%	54.4%	90.5%
10-Mar-08	Iomega Corp	EMC Corp	$147.2	$210.8	44.7%	37.5%	37.0%
09-Mar-08	WJ Communications	TriQuint Semiconductor	$56.4	$73.1	17.6%	38.9%	56.3%
03-Mar-08	Optio Software Inc	Bottomline Technologies Inc	$31.9	$39.4	48.0%	54.2%	54.2%
21-Feb-08	ESS Technology	Imperium Partners	$6.3	$58.3	36.7%	35.5%	46.4%
21-Feb-08	SYS Technologies LLC	Kratos Defense & Security Solutions Inc	$55.7	$53.3	36.5%	37.4%	42.0%
03-Feb-08	Sigmatel	Freescale Semiconductor	$37.7	$109.3	67.6%	73.4%	54.6%
15-Jan-08	Manatron Inc	Thoma Cressey Bravo	$61.5	$61.5	36.4%	42.4%	44.6%
				Low	1.2%	2.4%	(7.1%)
				Median	40.2%	45.5%	44.6%
				Mean	51.3%	54.0%	60.5%
				High	324.2%	288.9%	329.5%
Motion [3] - at $4.225 / share (Unaffected)					142.8%	144.2%	130.9%

Source: Dealogic, Capital IQ and FactSet.
(1) Select U.S. technology M&A transactions with public targets listed on U.S. exchanges and Equity Values between $25 and $250 million that have been announced between 1/1/2008 and 4/19/2013.
(2) Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents.
(3) Implied spot premiums based on unaffected share price as of 11/20/2012 of $1.74.

20
RBC Capital Markets®

Weighted Average Cost of Capital (WACC) Analysis Source: Analysis as of 4/19/2013. (1) Based on fully diluted shares outstanding using the Treasury Stock Method (TSM). (2) 2 year adjusted Beta per Bloomberg. (3) Long term D/E ratio projected to be zero after repayment of outstanding debt per Management estimates. (4) U.S. 20-year treasury yield from 2012 Ibbotson. (5) Source: Ibbotson 2012. ($ in millions) Weighted Average Cost of Capital Calculation Assumptions Assumed Debt / Total Capital [D/TC](3) 0.0% Formulas: Assumed Debt / Equity [D/E] 0.0% Capital Asset Pricing Model (CAPM): Pre-Tax Weighted Average Cost of Debt [K(d)] 10.0% - K(e) = R(f) + B(l) * [ R(m) - R(f) ] + Size Premium Unlevered Beta 1.08 Unlevering / Relevering Beta: Re-Levered Beta 1.08 - B(u) = B(l) / [ 1 + ( 1 - t ) * ( D / E ) ] Risk Free Rate [R(f)](4) 2.5% - B(l) = B(u) * [ 1 + ( 1 - t ) * ( D / E ) ] Equity Risk Premium [R(m) - R(f)](5) 6.6% Tax Rate [t] 10.0% Weighted Average Cost of Capital (WACC): Size Premium(5) 11.8% - WACC = [( D / TC ) * K(d)*(1-t)] + [( E / TC ) * K(e)] Cost of Equity [K(e)] 21.4% WACC: 21.4%